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               STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT

         THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of December 16, 1997, between HARMEET S. CHAWLA, M.D., a citizen and resident of Ohio ("Stockholder") and OMEGA HEALTH SYSTEMS, INC, a Delaware corporation (the "Company").

                                 R E C I T A L S

         A. Stockholder, the Company, and Omega Ohio have executed that certain Stock Purchase Agreement dated as of December 16, 1997 (the "Stock Purchase Agreement"), pursuant to which the Omega Ohio will purchase from Stockholder all of the Stockholder's stock in Central Ohio Eye Institute, Inc., an Ohio corporation.

         B. As partial consideration for the Acquisition (as defined in Section 1 herein below), the Company will issue to Stockholder shares of Common Stock (as defined in Section 1 hereinbelow) of the Company, which will be subject to certain restrictions under the Securities Act of 1933 and this Agreement.

         C. In connection with the issuance of the Common Stock in the Acquisition, the Company desires to provide to Stockholder the right to register the shares of Common Stock issued at Closing (the "Shares") under the Securities Act of 1933, as amended, according to the terms of this Agreement.

         In consideration of the recitals made above and the mutual covenants and agreements stated herein, the parties agree as follows:

1. CERTAIN DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Acquisition" shall mean the acquisition of all of the Stockholder's stock in Central Ohio Eye Institute, Inc. by Omega Ohio. In respect of the Acquisition, the term "Closing" shall mean the closing of the Acquisition held in accordance with the Stock Purchase Agreement, pursuant to which the Acquisition shall be consummated.

                  (b) "Best Efforts" means the taking of all commercially reasonable steps to cause or prevent any event or condition which would have been taken in similar circumstances by a reasonably prudent business person engaged in a similar business for the advancement or protection of his own economic interest in light of the consequences of failure to cause or prevent the occurrence of such event or condition.

                  (c) "Closing Date" shall mean the date of the closing of the Acquisition held in accordance with the Stock Purchase Agreement.

                  (d) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (e) "Common Stock" shall mean the common stock of the Company, or such classes of the Company's capital stock that may be substituted therefor in the event of any recapitalization or reorganization of the Company.

                  (f) "Company" shall mean Omega Health Systems, Inc., a Delaware corporation.





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                  (g) "Form S-3" shall mean Form S-3 adopted by the Commission under the Securities Act or any substantially similar form from time to time in effect.

                  (h) "Material Adverse Event" shall mean an occurrence having a consequence that either (a) is materially adverse as to the business, properties, prospects or financial condition or the market for the securities of the Company or (b) is reasonably foreseeable, has a reasonable likelihood of occurring, and if it were to occur might materially adversely affect the business, properties, prospects or financial condition of the Company.

                  (i) "Omega Ohio" shall mean Omega Health Systems of Ohio, Inc., an Ohio corporation.

                  (j) The terms "Register", "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

                  (k) "Registrable Securities" shall mean Shares issued to Stockholder in connection with the Acquisition, including Shares issued pursuant to stock splits, stock dividends and other distributions with respect to or in exchange for or in replacement of said Shares.

                  (l) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement and in complying with
Section 3 and Section 4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees, escrow fees and disbursements of counsel for the Company and of special counsel for the Stockholder (if different from the Company), blue sky fees and expenses, and the expense of any regular or special audits incident to or required by any such registration.

                  (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect from time to time.

                  (n) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

                  (o) "Shares" shall mean the shares of Common Stock issued to Stockholder as consideration for the Acquisition.

                  (p)  "Stockholder" shall mean Harmeet S. Chawla, M.D.

                  (q) "Underwritten Offering" shall mean a registered public offering of Registrable Securities pursuant to a firm commitment underwriting agreement with an investment banking firm reasonably acceptable to the Company.

                  (r) "1998 Rights" mean registration rights in respect of securities of the Company granted by the Company after December 16, 1998, and shall include the registration rights granted herein.

2. RESALE RESTRICTIONS.

                  Stockholder agrees that, for a period of two (2) years from the Closing Date, Stockholder will not sell, assign, pledge, encumber or transfer (collectively, a "Transfer") in any manner whatsoever any of the Shares, and Stockholder further agrees that, for a period of five (5) years from the Closing Date, Stockholder will not Transfer 100,000 of the Shares; provided, however, that notwithstanding the foregoing, (i) Stockholder shall be permitted to Transfer (A) up to 100,000 of the Shares at anytime after one year from the Closing Date provided that such Transfers are effected in compliance with the requirements of Securities and Exchange Commission Rule 144 or (B) such number of Shares as may be permitted to be included in a Registration of the Common Stock of the






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Company pursuant to the terms of this Agreement, and (ii) Stockholder shall not be permitted to Transfer any shares pledged to the Company or Omega Ohio pursuant to the terms of the Stock Pledge and Escrow Agreement by and between Stockholder, Omega Ohio, the Company and Union Planters National Bank dated December 16, 1997 until the expiration or termination of that Agreement.

3. PIGGYBACK REGISTRATION.

         3.1. NOTICE OF PIGGYBACK REGISTRATION AND INCLUSION OF REGISTRABLE SECURITIES.

                  Subject to the terms of this Agreement, if the Company decides to Register any of its securities during the period December 16, 1998 through December 16, 2002, either for its own account or the account of a security holder or holders, (other than a registration on Securities Act Form S-8, Form S-4, any successor form or such other form that does not permit secondary sales) the Company will: (i) promptly give Stockholder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable Blue Sky or other state securities laws) and (ii) include in such Registration (and any related registration and/or qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by Stockholder within twenty (20) days after delivery of such written notice from the Company.

         3.2. UNDERWRITING IN PIGGYBACK REGISTRATION.

                  3.2.1 NOTICE OF UNDERWRITING IN PIGGYBACK REGISTRATION.

                  If the Registration of which the Company gives notice is for a Registered public offering involving an underwriting, the Company shall so advise the Stockholder as a part of the written notice given pursuant to Section
3.1. In such event, the right of the Stockholder to Registration shall be conditioned upon such underwriting and the inclusion of the Stockholder's Registrable Securities in such underwriting to the extent provided in this
Section 3. If the Stockholder proposes to distribute his securities through such underwriting, he shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the Underwriter ("Underwriter's Representative") for such offering. The Stockholder shall have no right to participate in the selection of underwriters for an offering pursuant to this Section.

                  3.2.2 MARKETING LIMITATION IN PIGGYBACK REGISTRATION.

                  In the event the Underwriter's Representative advises the Stockholder seeking Registration of Registrable Securities pursuant to Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Common Stock requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter's Representative (subject to the allocation priority set forth in Section 3.2.3) may limit (or reduce to zero) the number of shares of Registrable Securities to be included in such Registration and underwriting; provided however, that any Registrable Securities so excluded shall retain any and all Registration rights set forth in Section 3 hereof.

                  3.2.3 ALLOCATION OF SHARES IN PIGGYBACK REGISTRATION.

                  In the event that the Underwriter's Representative limits the number of shares to be included in a Registration pursuant to Section 3.2.2, the number of shares to be excluded from such Registration shall be allocated in the following order of priority: (i) Common Stock held by persons who are not contractually entitled to include shares in such Registration; (ii) Common Stock held by persons who possess the 1998 Rights; and (iii) Common Stock held by persons who possess registration rights granted prior to the 1998 Rights. If Registrable





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Securities and other securities possessing the 1998 Rights shall be only partially excluded from such Registration and underwriting (and assuming that all securities bearing registration rights prior to the 1998 Rights that are requested to be registered are so registered and included in the underwriting), then the number of shares of Common Stock that may be included in the Registration and underwriting by all holders of the 1998 Rights (including the Registrable Securities) shall be allocated among the Stockholder and other such holders in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) which such Stockholder and such other holders would otherwise be entitled to include in such Registration. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2.3 shall be included in the Registration Statement.

         3.3. WITHDRAWAL IN PIGGYBACK REGISTRATION.

         If the Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

         3.4. BLUE SKY IN PIGGYBACK REGISTRATION.

         In the event of any Registration of Registrable Securities pursuant to
Section 3, the Company will use its best efforts to register and/or qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the Stockholder shall pay his pro rata share of such expenses.

4. EXPENSES OF REGISTRATION.

         All Registration Expenses incurred in connection with Registration pursuant to Section 3 and any related registration qualification or compliance, shall be borne by the Company. Selling Expenses in a piggyback registration pursuant to Section 3 shall be allocated pro rata between the Company, the Stockholder and other selling shareholders based on the number of shares of Common Stock included in such Registration.

5. REGISTRATION PROCEDURES.

         If Stockholder's Registrable Securities are included in any Registration pursuant to this Agreement, the Company will keep the Stockholder advised in writing as to the initiation and completion of such Registration. At its expense, the Company shall: (a) furnish such number of prospectuses (including preliminary prospectuses) and other documents as the Stockholder from time to time reasonably may request; (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (c) notify the Stockholder at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of the Stockholder, prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; (d) cause all such Registrable Securities registered pursuant hereunder






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to be listed on each securities exchange or automated quotation service
(including the National Market of The Nasdaq Stock Market) on which similar securities issued by the Company are then listed; (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

6. INFORMATION FURNISHED BY THE STOCKHOLDER.

         It shall be a condition precedent to the Company's obligations under this Agreement if the Stockholder has Registrable Securities included in any Registration, that he furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request in writing and as shall be reasonably required.

7. INDEMNIFICATION.

         7.1. COMPANY'S INDEMNIFICATION OF THE STOCKHOLDER.

         The Company shall indemnify and hold harmless the Stockholder, and each underwriter, with respect to which Registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement against all claims, losses, damages, expenses or liabilities (or actions in respect thereof) to the extent such claims, losses, damages, expenses or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement notification or the like) incident to any such Registration, qualification or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration, qualification or compliance; and the Company will reimburse each such indemnified party and each Controlling Person, for any legal and any other expenses reasonably incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this
Section 7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company; and provided, further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Stockholder, and stated to be specifically for use therein.

         7.2. INDEMNIFICATION PROCEDURE.

         Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Stockholder in conducting the defense of such action, suit or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for such party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interest of such party. The failure to






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notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise other than under this
Section 7.

8. LIMITED TRANSFER OF RIGHTS.

         The rights to cause the Company to register the Registrable Securities granted to Stockholder hereunder may not be transferred or assigned by the Stockholder or one or more of the members of Stockholder's immediate family; provided that Stockholder may transfer such rights solely for estate planning purposes in connection with a transfer of the Shares in whole, or in part, to a trust established for Stockholder's benefit or the benefit of one or more of the members of the Stockholder's immediate family, to a family partnership (general or limited) established by Stockholder or one or more of the members of Stockholder's immediate family, or to any other entity that is owned by Stockholder.

9. MARKET STAND-OFF.

         In consideration of the granting to the Stockholder of the registration rights pursuant to this Agreement, the Stockholder agrees that, for so long as the Stockholder holds Shares, except as permitted by Section 3 hereof, such Stockholder will not sell, transfer or otherwise dispose of, including, without limitation, through the use of any put or call option, short sale or other derivative arrangement, shares of Common Stock in the ten days prior to the effectiveness of any registration statement (other than a registration statement on Form S-8 or Form S-4, or any successor form) with respect to shares of Common Stock pursuant to which such Common Stock will be offered for sale to the public, and for up to one hundred-eighty (180) days (or such greater period as may be requested by the underwriter) following the effectiveness of such registration statement, provided that the underwriters of any such offering shall reasonably request that the Stockholder be bound by such restrictions.

10. MISCELLANEOUS.

         10.1. WAIVER.

         Waiver of any term or condition contained in this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement. Delay or failure to exercise any right or remedy hereunder shall not impair such right, power or remedy or be construed as a waiver thereof or as acquiescence to a default.

         10.2. ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

         This Agreement constitutes the entire contract between the Company and the Stockholder relative to the subject matter hereof. Any previous agreement between or among any of the parties concerning registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

         Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Stockholder.

         10.3. NOTICES.

         Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally, by express courier or by facsimile, or five (5) days after the date of mailing if mailed by first class mail, registered or certified, postage prepaid. Notices shall be addressed to the Stockholder at the address set forth in the Stock Purchase Agreement, with a copy to Michael L. Stark, Esq. at the address set forth in the Stock Purchase Agreement, and to the Company and its counsel






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at the addresses set forth in the Stock Purchase Agreement or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section.

         10.4. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         10.5. SEVERABILITY.

         If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

         10.6. RULE 144 REPORTING.

         With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Closing;

                  (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (c) So long as the Stockholder owns any Restricted Securities, furnish to the Stockholder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Stockholder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Stockholder to sell any such securities without registration.

         10.7. HEADINGS.

         The headings appearing at the beginning of several sections contained herein have been inserted for the convenience of the parties, and shall not be used to determine the construction or interpretation of this Agreement.

         10.8. COUNTERPARTS.

                  This Agreement has been prepared and may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties have executed this Stock Restriction and Registration Rights Agreement as of the day and year first above written.

                                            COMPANY:

                                            OMEGA HEALTH SYSTEMS, INC.

                                            /s/ RONALD L. EDMONDS
                                            ------------------------------------
                                            Ronald L. Edmonds
                                            Executive Vice President

                                            STOCKHOLDER:
                                            /s/ HARMEET S. CHAWLA
                                            ------------------------------------
                                            Harmeet S. Chawla, M.D.






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